UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2015

Forestar Group Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33662 (Commission File Number)	26-1336998 (I.R.S. Employer Identification No.)

6300 Bee Cave Road

Building Two, Suite 500

Austin, Texas 78746-5149

(Address of principal executive offices)

Registrant’s telephone number including area code: (512) 433-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 30, 2015, Forestar Group Inc. (the “Company”) entered into an amendment (the “Amendment”) to its senior secured credit facility (the “Credit Facility”) among the Company; Forestar (USA) Real Estate Group Inc., and certain of its wholly-owned subsidiaries signatory thereto; KeyBank National Association, as lender, swing line lender and agent; the lenders party thereto; and the other parties thereto. The Amendment provides the Company a waiver of the Consolidated Tangible Net Worth maintenance covenant required by Section 9.1(e) of the Credit Facility for the fiscal quarter ending September 30, 2015 and amends the Consolidated Tangible Net Worth maintenance covenant requirement to an amount equal to 80% of the actual Consolidated Tangible Net Worth as calculated using the September 30, 2015 financial statements.

The Amendment provides the Company with flexibility given on-going market volatility and the continued decline in oil prices, which decline is expected to result in additional non-cash asset impairment charges in the Company’s oil and gas segment for the quarter ending September 30, 2015. The Company is conducting an impairment review of its oil and gas assets using September 30, 2015 actual and estimated future oil prices. These expected additional non-cash asset impairment charges also may require the Company to record a valuation allowance against its deferred tax asset as of September 30, 2015. As the review is on-going, the Company is not currently able to quantify these expected non-cash charges and will report additional information when it releases third quarter 2015 earnings.

Some of the lenders under the Credit Facility and their affiliates have or may have had customary banking relationships with the Company based on the provision of a variety of financial services, including cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 2.06.                                        Material Impairments.

The information from Item 1.01 is incorporated by reference into this Item 2.06.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit
10.1

Limited Waiver and Amendment regarding the Third Amended and Restated Revolving and Term Credit Agreement dated September 30, 2015, by and among the Company; Forestar (USA) Real Estate Group Inc. and certain of its wholly-owned subsidiaries signatory thereto; KeyBank National Association, as lender, swing line lender and agent; the lenders party thereto; and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.

Dated: October 6, 2015	By:	/s/ Charles D. Jehl
Name: Charles D. Jehl
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
10.1

Limited Waiver and Amendment regarding the Third Amended and Restated Revolving and Term Credit Agreement dated September 30, 2015, by and among the Company; Forestar (USA) Real Estate Group Inc. and certain of its wholly-owned subsidiaries signatory thereto; KeyBank National Association, as lender, swing line lender and agent; the lenders party thereto; and the other parties thereto.